UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2021

Janux Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40475	82-2289112
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11099 N. Torrey Pines Road, Suite 290
La Jolla, California		92037
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 750-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JANX	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company

☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2021, Janux Therapeutics, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Pacific Plaza Owner, L.L.C. (“Landlord”).

Pursuant to the Lease, the Company will lease approximately 47,300 square feet of rentable area of the building located at 10955 Vista Sorrento Parkway, San Diego, California 92130 (the “Building”) comprising the entirety of the second and third floors and commonly known as Suite 200 and Suite 300, respectively (the “Premises”). The Premises are expected to provide space for office, laboratory, vivarium and research and development uses. The anticipated Lease commencement date is July 1, 2022 (the “Lease Commencement Date”). Pursuant to the Lease and during the term thereof, the Company has a one-time right of first offer to lease space on the first floor of the Building to the extent such space becomes available and subject to customary conditions and notice requirements as set forth in the Lease.

The term of the Lease is one hundred twenty-six months. The base rent payable by the Company under the Lease will be $271,952 per month for the first year of the Lease term, with full abatement of the base rent for the first six full months of the Lease term. During such abatement period, the Company shall still be responsible for payment of its other monetary obligations under the Lease. The base rent payable by the Company under the Lease will increase on each anniversary of the Lease Commencement Date by three percent. The Lease contains customary provisions requiring the Company to pay its pro rata share of utilities, operating expenses and certain taxes, assessments and fees of the Premises. The Company is required to post a letter of credit in the amount of $815,856 which is subject to use by the Landlord under certain circumstances, per the terms of the Lease. The letter of credit amount is subject to a fifty percent (50%) reduction subject to certain conditions on or following the date that is 54 months following the Lease Commencement Date as outlined in the Lease. The Lease provides that the Landlord shall provide an allowance of approximately $10.64 million to help pay for the costs of the design, permitting and construction of permanently affixed improvements to the Premises.

The foregoing description of the Lease does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Lease. The Company intends to file a copy of the Lease with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JANUX THERAPEUTICS, INC.

Date:	October 1, 2021	By:	/s/ David Campbell, Ph.D.
David Campbell, Ph.D. President and Chief Executive Officer